Exhibit 99.1
Analog Devices Raises Quarterly Dividend By 13%

WILMINGTON, Mass.--(BUSINESS WIRE)--Feb. 14, 2023--Analog Devices, Inc. (NASDAQ: ADI), a global semiconductor leader, today announced that its Board of Directors has voted to increase its quarterly dividend from $0.76 per outstanding share of common stock to $0.86, which represents an increase of 13% and is the equivalent of $3.44 annually.

“Our highly profitable business model has proven resilient throughout dynamic macro environments, generating positive free cash flow for 26 consecutive years,” said Vincent Roche, CEO and Chair. “We target returning 100% of free cash flow to shareholders through both dividend payments and share repurchases, and we have returned more than $12 billion to shareholders in the last five years. Over the long-term, we are committed to reinvesting in our business, while delivering significant value to shareholders.”

The increase is effective with the dividend payable on March 8, 2023, to shareholders of record as of the close of business on February 27, 2023. This marks the Company's 20th increase in the last 19 years. ADI has paid a dividend for 76 consecutive quarters, totaling more than $9 billion of cash returned to shareholders through dividends.

About Analog Devices
Analog Devices, Inc. (NASDAQ: ADI) is a global semiconductor leader that bridges the physical and digital worlds to enable breakthroughs at the Intelligent Edge. ADI combines analog, digital, and software technologies into solutions that help drive advancements in digitized factories, mobility, and digital healthcare, combat climate change, and reliably connect humans and the world. With revenue of more than $12 billion in FY22 and approximately 25,000 people globally working alongside 125,000 global customers, ADI ensures today’s innovators stay Ahead of What’s Possible. Learn more at www.analog.com and on LinkedIn and Twitter.

Forward Looking Statements
This press release contains forward-looking statements regarding, among other things, the timing and amount of cash dividends and share repurchases, return of free cash flow, reinvesting in our business, delivering value to shareholders and our financial position in the future. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: political and economic uncertainty, including any faltering in global economic conditions or the stability of credit and financial markets; erosion of consumer confidence and declines in customer spending or cancellations of orders for our products; unavailability of raw materials, services, supplies or manufacturing capacity; disruptions to our manufacturing operations or our ability to execute our business strategy; changes in geographic, product or customer mix; changes in export classifications, import and export regulations or duties and tariffs; changes in our estimates of our expected tax rates based on current tax law; adverse results in litigation matters, including the potential for litigation related to the Maxim acquisition; the risk that we will be unable to retain and hire key personnel including as a result of labor shortages; changes in demand for semiconductors; the uncertainly as to the extent of the duration, scope, and impacts of the COVID-19 pandemic;

attempted or actual security breaches and other cybersecurity incidents that disrupt our operations; unanticipated difficulties or expenditures relating to integrating Maxim; uncertainty as to the long-term value of our common stock; the discretion of our Board of Directors to declare dividends and our ability to pay dividends in the future; factors impacting our ability to repurchase shares; the diversion of management time on integrating Maxim's business and operations; our ability to successfully integrate acquired businesses and technologies, including Maxim; and the risk that expected benefits, synergies and growth prospects of acquisitions, including our acquisition of Maxim, may not be fully achieved in a timely manner, or at all. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in our most recent Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Contact
Michael Lucarelli
Vice President, Investor Relations and FP&A
Analog Devices, Inc.
781-461-3282
investor.relations@analog.com
(ADI-WEB)